PROMISSORY NOTE

$1,750,000.00                                                         LEHI, UTAH
                                                                January 26, 2001


         FOR VALUE RECEIVED, Gerald M. Larson (hereinafter referred to as "Maker"), promises to pay to the order of Headwaters Incorporated, a Delaware corporation, or to its successors and assigns (hereinafter referred to as "Lender") the principal sum of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00) together with interest on the unpaid principal balance outstanding from time to time, all as hereinafter set forth.

         Interest shall begin to accrue as of January 1, 2001 on the principal amount outstanding from time to time until and after the maturity hereof (whether by stated maturity, acceleration or otherwise) and shall be payable at the rate of six percent (6%) per annum simple interest based on a three hundred sixty (360) day year comprised of twelve (12) thirty (30) day months.

         The entire balance of principal and accrued interest shall be due and payable in a single balloon payment on or before December 31, 2003.

         Payments of both principal and interest shall be paid in lawful money of the United States of America in immediately available funds at such place as Lender may from time to time designate. Except as otherwise provided in this Note, if any payment of principal and/or interest due hereunder is not paid within thirty (30) days after its due date ("Payment Default"), Maker shall pay to Lender on demand a late charge equal to five percent (5%) of the amount of such payment. Upon Payment Default continuing for ten (10) days after written notice is given by the Lender hereof to the guarantor to cure the Payment Default, then the entire unpaid principal sum and accrued interest due shall become immediately due and payable. To the extent permitted by applicable law, all amounts which are not paid when due as provided in this Note shall bear interest at ten percent (10%) per annum, simple interest payable monthly.

         The prompt payment and performance of this Note is guaranteed by Larson Holdings, Inc. This Note is secured by all of the outstanding common shares of Larson Holdings, Inc. and the guaranty is secured by all of the outstanding common shares of Larson Limestone Company, Inc. pursuant to a Stock Pledge and Security Agreements of even date (the "Security Agreements").

         This Note may be prepaid in whole at any time or in part from time to time without premium or penalty. Notwithstanding anything herein to the contrary, the entire balance of principal and accrued interest shall become immediately due and payable upon the occurrence of any one or more of the following events:

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

         (i) The sale of all or substantially all of the assets of Larson Limestone Company, Inc. ("Limestone"), or the sale or transfer (voluntarily or by operation of law) of any shares of Limestone or interest in shares of Limestone now or hereafter held by Larson Holdings, Inc. ("Holdings"), or the issuance of additional shares by Limestone to any person other than Holdings, or the merger or consolidation of Limestone with or into another entity. Notwithstanding the above, this Note shall not accelerate upon (a) the grant to Lender of the security interests in the Limestone shares contemplated by the Security Agreements, (b) the grant (but not the realization, foreclosure or execution) of a security interest in the Limestone shares granted to third parties to secure bona fide debt subject to the Security Agreements, or (c) the grant (but not the realization, foreclosure or execution) of a security interest in Limestone assets granted to third parties to secure bona fide debt or bonding.

         (ii) The sale of all or substantially all of the assets of Holdings, or the sale or transfer (voluntarily or by operation of law) of any shares of Holdings or interest in shares of Holdings now or hereafter held by Maker, or the issuance of additional shares by Holdings to any person other than Maker, or the merger or consolidation of Maker with or into another entity. Notwithstanding the above, this Note shall not accelerate upon (a) the grant to Lender of the security interests in the Holdings shares contemplated by the Security Agreements, or (b) the grant (but not the realization, foreclosure or execution) of a security interest in the Holdings shares granted to third parties to secure bona fide debt, subject to the Security Agreements.

         (iii) Any default by Maker or Holdings pursuant to the Security Agreements after the expiration of any notice periods and opportunities to cure expressly stated therein.

         All payments hereunder shall be applied first to the payment of accrued and unpaid interest and the balance to the payment of principal.

         Maker agrees to pay to Lender, and reimburse Lender for, any and all costs and expenses, including reasonable attorneys' fees and court costs, if any, incurred by Lender in connection with the enforcement or collection hereof, both before and after the commencement of any action by Lender. Maker and all guarantors waive presentment, protest and demand, notice of protest, notice of dishonor and nonpayment of this Note and expressly agree that this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of Maker or such guarantor hereunder.

         The rights and remedies of Lender hereunder and under the Agreement shall be cumulative and concurrent and may be pursued singularly, successively or together at the sole discretion of Lender, and may be exercised as often as occasion therefor shall occur, and the

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failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same or any other right or remedy.

         In the event any provision of this Note (or any part of any provision) is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note; but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had not been contained in this Note, but only to the extent it is invalid, illegal, or unenforceable.

         This Note, having been executed and delivered in the State of Utah, as of the date first written above, is to be governed by, construed under and enforced in all respects according to laws of the State of Utah, excluding its principles of conflicts of laws.

         IN WITNESS WHEREOF, the Maker has executed this Promissory Note the date and year first above written.

                                                     /s/ Gerald M. Larson
                                                     --------------------------
                                                     Gerald M. Larson

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                                    GUARANTY

         The undersigned Larson Holdings, Inc. hereby guarantees to Headwaters Incorporated, its successors and assigns, the prompt payment and performance of the foregoing Promissory Note of Gerald M. Larson. This is a guaranty of performance, and accordingly the Lender need not exhaust its remedies against Maker before proceeding on this Guaranty. This Guaranty is secured by all of the outstanding common shares of Larson Limestone Company, Inc. pursuant to a Stock Pledge and Security Agreements of even date.

         Dated this 26th day of January, 2001.

                                                     LARSON HOLDINGS, INC.


                                                     By  /s/ Gerald M. Larson

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